                                                                       Exhibit 1


                                    AGREEMENT


         Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of Common Stock of Atlantic Data Services, Inc.

         EXECUTED as a sealed instrument this 11th day of February, 1999.


                                           February 11, 1999
                                        ------------------------
                                                  Date


                                        /s/ Robert W. Howe
                                        ------------------------
                                        Robert W. Howe


                                        /s/ William H. Gallagher
                                        ------------------------
                                        William H. Gallagher


                                        /s/ Lee M. Kennedy
                                        ------------------------
                                        Lee M. Kennedy


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